Exhibit 99.1

Contacts:	Samantha Moore	Stephanie Moser
	Public Relations	Investor Relations
	650-385-5259	650-385-5261
	smoore@informatica.com	smoser@informatica.com

INFORMATICA REPORTS RECORD REVENUES OF $64.2 MILLION AND 21
PERCENT LICENSE-REVENUE GROWTH

Achieves record profitability of $0.09 earnings per share

REDWOOD CITY, Calif., July 21, 2005 — Informatica Corporation (NASDAQ: INFA), a leading provider of enterprise data integration software, today announced financial results for the second quarter ended June 30, 2005.

     Revenues for the second quarter of 2005 were $64.2 million, up 21 percent from the $53.0 million recorded in the second quarter of 2004. License revenues for the second quarter of 2005 were $28.1 million, up 21 percent from $23.3 million in the second quarter of 2004. Net income for the second quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $7.6 million or $0.09 per diluted share, up over 665 percent from net income of $1.0 million or $0.01 per diluted share in the second quarter of 2004. Pro forma net income for the second quarter of 2005 was $8.2 million or $0.09 per diluted share, up over 145 percent from $3.3 million or $0.04 per diluted share in the second quarter of 2004.

     For the six-month period ending June 30, 2005, revenues were $122.6 million, an increase of 14 percent from the $107.2 million recorded for the first six months of 2004. License revenues for the first six months of 2005 were $53.1 million, up 10 percent from $48.2 million in the first six months of 2004. GAAP net income for the first six months of 2005 was $12.0 million or $0.13 per diluted share, up over 310 percent versus the $2.9 million or $0.03 per diluted share recorded in the first six months of 2004. Pro forma net income for the first six months of 2005 was $14.6 million or $0.16 per diluted share, up over 120 percent versus $6.5 million or $0.07 per diluted share in the first six months of 2004.

     Pro forma net income excludes charges related to facilities restructurings and the amortization of acquired technology, intangible assets and stock-based compensation. A reconciliation of pro forma operating results and GAAP results is included in the financial statements attached below.

     “Twenty-one percent year-over-year growth in both license and total revenues clearly validates our growth strategy to establish Informatica as the dominant leader in the enterprise data integration,” said Sohaib Abbasi, president and CEO of Informatica. “Record revenues and record profits demonstrate the exceptional execution discipline of the Informatica team.”

Significant milestones achieved in the second quarter of 2005 include:

•	Signed repeat business with 158 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included Applied Materials, Charles Schwab, Cingular Wireless, Dresdner Bank, Lockheed Martin, ING Direct, Novell, PayPal, Sun Microsystems, University of Kentucky, and Wachovia Securities.

•	Signed 48 new customers. Informatica increased its customer base this quarter to 2,264 companies. New customers included ACNielsen, Boston Medical Center, Eurohypo Systems, KeyBank, Mentor Graphics, North Carolina State University, Select Comfort Group, Singapore Health Services, SUVA, ThinkTech, the U.S. Centers for Disease Control and Prevention, and the US Department of Agriculture.

•	Achieved record attendance at Informatica World 2005. Informatica held its seventh-annual worldwide customer and partner conference in June in Washington D.C., and nearly doubled attendance from the previous year. Keynote speakers included executives from Accenture, Gartner, HP, IBM Business Consulting Services and Siebel.

•	Continued Asia-Pacific expansion. Informatica launched its presence in Beijing, Seoul, and Taipei in the second quarter. Informatica also opened its Hong Kong subsidiary during the same period.

•	Announced record-setting 64-bit performance results. Informatica and Sun revealed new performance and scalability test results achieved during a series of data integration benchmark tests in the second quarter. Informatica’s 64-bit PowerCenter data integration platform running on Solaris™ 10 Operating System delivered throughput of one terabyte in approximately 37 minutes — faster than any previously published data integration benchmark results.

•	Announced support for unstructured data. Informatica continued to deliver on its two-year product roadmap by adding support for unstructured data to the PowerCenter data integration platform. Now, PowerCenter customers can access and integrate all forms of data — unstructured, semi-structured and structured — that reside across the enterprise.

•	Renewed strategic partnerships with i2 and Siebel. Informatica extended its existing OEM agreement with i2 by three years, adding PowerCenter’s real-time capabilities to i2 SCOS, and making available co-distribution opportunities in Asia-Pacific by NEC Corporation. Informatica also expanded its long-standing partnership with Siebel, in which Siebel Systems’ Expert Services team selected PowerCenter to power high-availability customer software upgrades. With PowerCenter, Siebel Expert Services can address the needs of customers who require near-zero downtime when migrating to new releases of Siebel CRM applications.

     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses pro forma financial measures of net income and net income per share. These measures are adjusted to exclude certain charges and expenses discussed above and in the attached supplemental consolidated statements of operations, which the company believes are appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and marketplace performance. Informatica believes that the inclusion of these pro forma financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar pro forma financial measures to investors. In addition, these pro forma financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the United States.

Informatica will be discussing its second quarter 2005 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 888-286-8010, reservation number 53893112.

About Informatica

     Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software. Using Informatica products, companies can access, integrate, migrate and consolidate enterprise data across systems, processes and people to reduce complexity, ensure consistency and empower the business. More than 2,250 companies worldwide rely on Informatica for their end-to-end enterprise data integration needs. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.

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Note: Informatica and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product features described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$28,103	$—	$28,103	$23,292	$—	$23,292
Service	36,102	—	36,102	29,742	—	29,742

Total revenues	64,205	—	64,205	53,034	—	53,034
Cost of revenues:
License	1,135	—	1,135	624	—	624
Service	11,387	(12)	11,375	9,663	(12)	9,651
Amortization of acquired technology	233	(233)	—	581	(581)	—

Total cost of revenues	12,755	(245)	12,510	10,868	(593)	10,275

Gross profit	51,450	245	51,695	42,166	593	42,759

Operating expenses:
Research and development	10,460	(168)	10,292	13,924	(1,451)	12,473
Sales and marketing	29,028	(44)	28,984	22,590	(250)	22,340
General and administrative	4,994	—	4,994	4,709	20	4,729
Amortization of intangible assets	47	(47)	—	48	(48)	—
Facilities restructuring charges	70	(70)	—	—	—	—

Total operating expenses	44,599	(329)	44,270	41,271	(1,729)	39,542

Income from operations	6,851	574	7,425	895	2,322	3,217
Interest income and other, net	1,571	—	1,571	426	—	426

Income before income taxes	8,422	574	8,996	1,321	2,322	3,643
Income tax provision	781	—	781	342	—	342

Net income	$7,641	$574	$8,215	979	$2,322	$3,301

Net income per share:
Basic and diluted	$0.09		$0.09	0.01		$0.04

Weighted shares used to compute net income per share:
Basic	86,876		86,876	85,557		85,557

Diluted	89,760		89,760	88,394		88,394

*	The following table summarizes the pro forma adjustments for the respective periods presented:

	Three Months Ended
	June 30,
	2005	2004
Net income, GAAP:	$7,641	$979
Amortization of acquired technology	233	581
Amortization of intangible assets	47	48
Amortization of stock-based compensation	224	1,693
Facilities restructuring charges	70	—

Net income, pro forma:	$8,215	$3,301

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2005			June 30, 2004
	GAAP	Adjustments*	Pro Forma	GAAP	Adjustments*	Pro Forma
Revenues:
License	$53,059	$—	$53,059	$48,210	$—	$48,210
Service	69,537	—	69,537	58,997	—	58,997

Total revenues	122,596	—	122,596	—	107,207	107,207

Cost of revenues:
License	1,845	—	1,845	1,725	—	1,725
Service	21,868	(24)	21,844	19,746	(24)	19,722
Amortization of acquired technology	469	(469)	—	1,155	(1,155)	—

Total cost of revenues	24,182	(493)	23,689	22,626	(1,179)	21,447

Gross profit	98,414	493	98,907	84,581	1,179	85,760

Operating expenses:
Research and development	20,707	(344)	20,363	27,226	(1,848)	25,378
Sales and marketing	54,386	(93)	54,293	45,142	(500)	44,642
General and administrative	10,100	(1)	10,099	9,666	41	9,707
Amortization of intangible assets	94	(94)	—	103	(103)	—
Facilities restructuring charges	1,628	(1,628)	—	—	—	—

Total operating expenses	86,915	(2,160)	84,755	82,137	(2,410)	79,727

Income from operations	11,499	2,653	14,152	2,444	3,589	6,033
Interest income and other, net	2,604	—	2,604	1,115	—	1,115

Income before income taxes	14,103	2,653	16,756	3,559	3,589	7,148
Income tax provision	2,153	—	2,153	689	—	689

Net income	$11,950	$2,653	$14,603	$2,870	$3,589	$6,459

Net income per share:
Basic	$0.14		$0.17	$0.03		$0.08

Diluted	$0.13		$0.16	$0.03		$0.07

Weighted shares used to compute net income per share:
Basic	86,881		86,881	85,184		85,184

Diluted	89,502		89,502	89,320		89,320

*	The following table summarizes the pro forma adjustments for the respective periods presented:

	Six Months Ended
	June 30,
	2005	2004
Net income, GAAP:	$11,950	$2,870
Amortization of acquired technology	469	1,155
Amortization of intangible assets	94	103
Amortization of stock-based compensation	462	2,331
Facilities restructuring charges	1,628	—

Net income, pro forma:	$14,603	$6,459

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$74,167	$88,941
Short-term investments	176,347	152,160
Accounts receivable, net	30,670	42,535
Prepaid expenses and other current assets	10,109	7,837

Total current assets	291,293	291,473

Restricted cash	12,166	12,166
Property and equipment, net	22,258	20,063
Goodwill and intangible assets, net	86,663	85,125
Other assets	846	941

Total assets	$413,226	$409,768

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$37,464	$41,880
Deferred revenue	68,260	62,443
Accrued facilities restructuring charges	18,984	20,080
Accrued merger costs	67	209

Total current liabilities	124,775	124,612

Accrued facilities restructuring charges, less current portion	82,635	89,171
Accrued merger costs, less current portion	131	263

Stockholders’ equity	205,685	195,722

Total liabilities and stockholders’ equity	$413,226	$409,768

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2005	2004
Operating activities
Net income	$11,950	$2,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,464	5,257
Provision for doubtful accounts and accounts receivable reserve	(203)	(254)
Amortization of stock-based compensation	462	2,700
Amortization of acquired technology and other intangible assets	563	1,258
Non-cash facilities restructuring charges	1,628	—
Loss on disposal of property and equipment	3	19
Changes in operating assets and liabilities:
Accounts receivable	12,068	3,211
Prepaid expenses and other assets	(4,677)	(2,612)
Accounts payable and other current liabilities	(4,513)	(6,134)
Accrued facilities restructuring charges	(9,239)	(2,161)
Accrued merger costs	(37)	(203)
Deferred revenue	5,817	2,454

Net cash provided by operating activities	18,286	6,405

Investing activities
Purchases of property and equipment, net	(6,892)	(1,434)
Purchases of investments	(117,842)	(90,281)
Sales and maturities of investments	93,635	80,582

Net cash used in investing activities	(31,099)	(11,133)

Financing activities
Proceeds from issuance of common stock	11,762	8,408
Repurchases and retirement of common stock	(12,217)	—

Net cash provided by (used in) financing activities	(455)	8,408

Effect of foreign currency translation	(1,506)	21

Increase (decrease) in cash and cash equivalents	(14,774)	3,701
Cash and cash equivalents at beginning of period	88,941	82,903

Cash and cash equivalents at end of period	$74,167	$86,604